EXHIBIT 10.29
                            THIRD AMENDMENT TO
                       THE RESTORATION BENEFIT PLAN
                        OF TALLEY INDUSTRIES, INC.


          Effective November 30, 1975, TALLEY INDUSTRIES, INC. ("Talley") adopted the RESTORATION BENEFIT PLAN OF TALLEY INDUS-TRIES, INC. (the "Plan"). The Plan was amended and restated in the entirety effective January 1, 1985, and was thereafter amended on January 2, 1990, and March 25, 1991. Effective January 1, 1994, Talley Manufacturing and Technology, Inc. (the "Company") became the sponsor of the Plan. By this instrument, the Company intends to revise the Plan's surviving spouse benefit and to change the name of the Plan to reflect the change in the sponsorship of the Plan.
          1. This Amendment shall amend only those provisions set forth herein, and those provisions not amended hereby shall remain in full force and effect.
          2. Section 1 is hereby amended in its entirety as follows:
                                 SECTION 1
                                Declaration

          The Restoration Benefit Plan of Talley Manufactur-ing and Technology, Inc. was established as a means of restoring benefits lost as a result of the operation of
     Section 415 of the Internal Revenue Code with respect to a select group of executives and key employees of Talley Manufacturing and Technology, Inc. The Talley Manufacturing and Technology, Inc. Retirement Plan (the "Retirement Plan") and Talley Savings Plus (collective-ly referred to as the "Plans") are subject to the bene-fit and contribution limitations of Section 415 of the Internal Revenue Code (hereinafter referred to as the
          "Code").  By reason of the limitations of Section 415

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     of the Code, and pursuant to the terms and provisions of the
     Plans, a Participant's benefits under the Retirement Plan and contributions allocable to a Participant's account under Talley Savings Plus may be reduced (from the benefits and contributions otherwise payable in the absence of the bene fit and contribution limitations of Section 415). The Employee Retirement Income Security Act of 1974 (hereinafter referred to as the "Act") permits an "excess benefit plan" to be established for the purpose of restoring benefits and contributions lost by reason of Section 415 of the Code.

          This Restoration Benefit Plan has been established and will be maintained in part as an "excess benefit plan" described in accordance with Section 3(36) of the Act and exempt under Section 4(b) of the Act and in part as a non-qualified form of executive compensation exempt from the participation, vesting, funding and fiduciary responsibility provisions of the Act under Sections 201(2), 301(a)(3) and 401(a)(1) of the Act.
     This Plan is an amendment and restatement of the Plan as previously constituted.

          3. Section 2 is hereby amended in its entirety as follows:
          2.1 Terms in this Plan shall have the meanings given in Article Two of the Retirement Plan, governing definitions and construction, except where such terms are defined in this Restoration Benefit Plan or where the context clearly requires otherwise. For purposes of this Plan,

                (a) "Company" shall mean Talley Manu-
          facturing and Technology, Inc., a Delaware corporation, and each corporation that suc-ceeds to substantially all of the business of the Company and elects to continue the Plan hereunder, and

               (b) "Plan" shall mean the Restoration
          Benefit Plan of Talley Manufacturing and
          Technology, Inc., as the same may be amended from time to time.

          If any provision of this Plan is determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect. This Plan shall be construed together with the Retirement Plan in order to effectuate full accrual and payment of all the benefits described hereunder.

          4. Effective July 1, 1994, Section 5.1 is hereby amended in the entirety as follows:
                                 SECTION 5
                                 BENEFITS

          5.1 Any Participant who participates in this Plan shall be entitled to the benefits set forth herein.

               (a)  Upon the retirement of the Partici-
          pant after satisfying the requirements for receipt of a retirement benefit under the terms and provisions of the Retirement Plan, the Participant shall receive a monthly amount for life equal to the difference be-tween (i) and (ii) if the Participant elects to receive his benefits under the Retirement
          Plan in the form of the one hundred percent
          (100%) contingent annuity permitted under said plan, or the difference between (i) and
          (iii), if the Participant does not elect such one hundred percent (100%) contingent annu-ity, where

                 (i)     Equals the amount to
               which the Participant is entitled
               on retirement under the "straight
               life" (life only) monthly retire-
               ment benefit option under the terms
               of the Retirement Plan (calculated
               pursuant to the terms and provi-
               sions of that plan, but without
               regard to the provisions of Sec-
               tions 401(a)(17) and 415 of the
               Internal Revenue Code (the "Code")
               as incorporated in said plan), and

                (ii)     Equals the amount to
               which the Participant is actually
               entitled on retirement under the
               terms of the Retirement Plan under
               the one hundred percent (100%)
               contingent annuity option available
               under the Retirement Plan, and

               (iii)     equals the amount to
               which the Participant would be
               entitled on retirement under the
               terms of the Retirement Plan under
               the "straight life" (life only)
               annuity under the Retirement Plan.

               (b)  Upon the death of a Participant who
          has elected the one hundred percent (100%) contingent annuity under the Retirement Plan, following retirement, the Participant's eli-gible spouse shall be entitled to a monthly payment for life equal to the monthly payment calculated pursuant to Section 5.1(a). For purposes of this Section 5.1(b), the term
          "eligible spouse" shall mean the person to whom the Participant is legally married on his date of retirement and who was named as the Participant's contingent annuitant under the one hundred percent (100%) contingent annuity under the Retirement Plan.

          5.   Except as otherwise expressly provided herein,
this Amendment shall be effective as of January 1, 1994.
          Dated:                      , 1994.


                              TALLEY INDUSTRIES, INC.



                              By Donald J. Ulrich
                                Its


                              TALLEY MANUFACTURING AND
                                 TECHNOLOGY, INC.



                              By Donald J. Ulrich
                                Its

AGREED AND APPROVED:



William H. Mallender
William H. Mallender



Jack C. Crim
Jack C. Crim



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